Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 2004, except as to Note 19, which is as of October 4, 2004, relating to the consolidated financial statements and financial statement schedule of Interwave Communications International Ltd. and subsidiaries which appears in Interwave Communications International Ltd.’s Annual Report on Form 10-K for the year ended June 30, 2004.

/s/ BURR, PILGER & MAYER LLP

Palo Alto, California
November 22, 2004